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                                                                    Exhibit 99.4


                      AMENDMENT NO. 3 TO RIGHTS AGREEMENT


                 This Amendment (the "Amendment"), dated as of July 16, 1995, is entered into by and between Scott Paper Company, a Pennsylvania corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation, as successor to Morgan Guaranty Trust Company of New York, as Rights Agent (the "Rights Agent").

                 WHEREAS, the Company and the Rights Agent have entered into a Rights Agreement, dated as of July 15, 1986 (the "Agreement");

                 WHEREAS, the Company wishes to amend the Agreement; and

                 WHEREAS, Section 26 of the Agreement provides, among other things, that prior to the Distribution Date (as such term is defined in the Agreement) the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing the Company's Common Shares.

                 NOW, THEREFORE, the Company and the Rights Agent hereby amend the Agreement as follows:

                 1. Amendment of Section 1(c). Section 1(c) of the Agreement is amended to add the following sentence to the end thereof:

                 Notwithstanding anything in this Agreement to the contrary, neither Kimberly-Clark Corporation ("K-C") nor any subsidiary of K-C (any such subsidiary being referred to herein as "Merger Co.") established to effect the Merger (as defined herein) shall, as a result of the execution, delivery and performance under, or consummation of the transaction contemplated by, that certain Agreement and Plan of Merger, of even date herewith, as the same may be amended from time to time, by and among the Company, Merger Co. and K-C (the "Merger Agreement"), pursuant to which Merger Co. will be merged
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         (the "Merger") with and into the Company, be the "Beneficial Owner"
         of, or "beneficially own," any securities which either K-C or Merger Co. or any of their respective Affiliates may acquire or have the right to acquire pursuant to the Merger Agreement.

                 2. Amendment of Section 3(a). Section 3(a) of the Agreement is amended to add the following sentence to the end thereof:

                 Notwithstanding anything in this Agreement to the contrary, a Distribution Date will not occur as a re- sult of the execution of the Merger Agreement or the conversion of the Common Shares of the Company into common shares of K-C pursuant to the terms of the Merger Agreement unless and until the Board of Directors of the Com- pany adopts a resolution affirmatively stating that the Distribution Date shall occur on a date set forth in such resolution, and the Distribution Date shall thereafter be deemed to have occurred as of such date.

                 3. Amendment to Section 7(a). Section 7(a) of the Agreement is hereby amended in its entirety to read as follows:

         (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on July 25, 1996 (the "Final Expiration Date"), (ii) the consummation of a transaction contemplated by Section 13(d) hereof, (iii) the time




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         at which the Rights are redeemed as provided in Section 23 hereof or
         (iv) immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (the earlier of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date"), provided, however, that if the Merger contemplated by the Merger Agreement does not occur and the Merger Agreement is terminated, the Rights will remain exercisable until the earlier of (i), (ii) or (iii) above, and no Expiration Date shall be deemed to have occurred as a result of clause
         (iv) of this Section 7(a).

                 4. Effect of Amendment. Except as set forth above, the Rights Agreement shall continue in full force and effect.

                 5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and attested as of the day and year first above written.

                                   SCOTT PAPER COMPANY


                                   By: /s/ John P. Murtagh
                                   Name:   John P. Murtagh
                                   Title:  Senior Vice President,
                                           General Counsel and Secretary



                                   FIRST CHICAGO TRUST COMPANY
                                     OF NEW YORK


                                   By: /s/ Joanne Gorostiola
                                   Name:   Joanne Gorostiola
                                   Title:  Assistant Vice President





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